Exhibit 1.01
CONFLICT MINERALS REPORT
Reporting Period from January 1, 2020 to
December 31, 2020
LENNOX INTERNATIONAL INC.
This Conflict Minerals Report (this “Report”) of Lennox International Inc. (including its consolidated subsidiaries, the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2020 to December 31, 2020 (the “Reporting Period”).
Forward-looking statements contained in this Report are made based on known events and circumstances at the time of release and, as such, are subject in the future to unforeseen uncertainties and risks. Statements in this Report which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements related to the Company’s compliance efforts and expected actions identified in this Report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other matters, the Company’s customers’ requirements to use certain suppliers, the Company’s suppliers’ responsiveness and cooperation with the Company’s due diligence efforts, the Company’s ability to implement improvements in its conflict minerals program and the Company’s ability to identify and mitigate related risks in its supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see the Company’s other filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q. The Company makes these statements as of the date of this disclosure, and undertakes no obligation to update them unless otherwise required by law.
Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain “conflict minerals” (as defined below) are necessary to the functionality or production of such products. Form SD defines “conflict minerals” as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an “adjoining country,” as such term is defined in Form SD (collectively, the “Covered Countries”).
The Company’s operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the “products”). For the Reporting Period, the Company reasonably determined that the following product groups contain conflict minerals: furnaces, air conditioners, air handlers, heat pumps, display cases, unit coolers, condensing units, and controls.
I.Reasonable Country of Origin Inquiry and Due Diligence:
As required by Form SD, the Company has conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the conflict minerals included in the products described above during the Reporting Period, which the Company refers to as the “Subject Minerals,” to determine whether any such Subject Minerals originated in the Covered Countries and/or whether any of the Subject Minerals were from recycled or scrap sources. Where applicable, the Company has conducted additional due diligence regarding the sources of the Subject Minerals. The results of the Company’s RCOI regarding the Subject Minerals, as well as the Company’s additional due diligence regarding the sources of such Subject Minerals, are contained in this Report, which is publicly available at http://www.lennoxinternational.com under “Terms, Conditions and Disclosures.” The content on, or accessible through, any web site referred to in this Report is not incorporated by reference into this Report unless expressly noted.

The Company’s global supply chain is complex. The Company does not purchase conflict minerals directly from mines, smelters or refiners, and there are many third parties in the supply chain between the Company and the original sources of conflict minerals. In the course of its business operations, the Company may purchase materials and components containing conflict minerals, and those materials and components may, in turn, be included in the Company’s products. As a result, the Company necessarily relies on its direct material suppliers to provide information regarding the origin of any conflict minerals that are included in its products. In accordance with the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements for gold, tin, tantalum and tungsten, and related guidance provided by the SEC, the Company works with its direct material suppliers to identify, where possible, the smelters and/or refiners and countries of origin of the Subject Minerals. Additionally, the Company’s standard purchase order terms require suppliers to comply with all applicable laws. The Company also is committed to increasing transparency in its supply chain regarding the origin and traceability of conflict minerals.
As part of the Company’s RCOI and due diligence activities, employees of the Company’s global sourcing group identified 272 Tier 1 suppliers in its centralized Business Warehouse spend database of products during the Reporting Period that (i) were believed to possibly include conflict minerals and (ii) were used in the production of a product under product manufacturing and contract manufacturing arrangements. The Company, through a third party, contacted these 272 suppliers. Suppliers were asked to provide information regarding the sourcing of their Conflict Minerals, through the use of a Responsible Minerals Initiative (“RMI”) (formerly known as the Conflict-Free Sourcing Initiative) Conflict Minerals Reporting Template (“CMRT”) with the ultimate goal of identifying the smelters or refiners and associated mine countries of origin. Where a supplier was unable to provide a CMRT, the Company, through a third party, requested additional information from such supplier regarding its supply chain. The Company, through a third party, later sent follow-up emails to the suppliers who had not responded, and conducted additional outreach with certain suppliers who remained non-responsive, in order to remind these non-responders to respond to its requests regarding conflict minerals sourcing. The suppliers were given a May 12, 2021 deadline to respond. In total, 34% of the 272 suppliers contacted responded. Of these responding suppliers, 51% indicated that one or more of the Subject Minerals was necessary to the functionality or production of the products they supply to the Company, but such suppliers did not provide the Company with sufficient information to fully determine the facilities used to process the Subject Minerals or fully determine the countries of origin for the Subject Minerals.
Based on the information obtained pursuant to the RCOI and due diligence process described above, the Company does not have sufficient information, with respect to the Reporting Period, to determine the known facility/smelter or country of origin of the Subject Minerals. For the Reporting Period, the Company identified over 341 facilities/smelters, as reported by the Covered Suppliers, as potential sources of Subject Minerals. The names of these facilities/smelters are included in Annex A hereto for reference. Although the Company received responses from certain Covered Suppliers in connection with its RCOI that listed smelter or refiner names, such Covered Suppliers are unable to accurately report which specific smelters were part of the supply chain for the Subject Minerals. For example, the majority of Covered Suppliers reported their sourcing results on a company-wide basis, rather than on a product-specific basis or were unable to determine the facility/smelter and/or country of origin for the Subject Minerals. A Covered Supplier’s failure to identify a specific facility/smelter and/or country of origin at any point in its supply chain will drive an equivalent response for the Company and, therefore, the Company is unable to report any known facilities/smelters and/or countries of origin for the Subject Minerals at this time. The Company continues to implement and refine its conflict minerals program to improve its supply chain transparency by obtaining more accurate and more complete information from its suppliers.
II.Additional Information:
This Report was not subjected to an independent private sector audit, as such audit was not required. The statements above are based on the information available at the time this Report was prepared, and a number of factors may change this information. The activities described above are continuing, and after December 31, 2020, the Company has continued to follow up with the suppliers described above and to verify any responses from those suppliers.

Within the Company’s supplier relationships, the Company seeks to manage its sourcing processes ethically, and to hold the Company and its suppliers to high standards of behavior. This means that the Company is committed to working with its suppliers to encourage responsible practices throughout the supply network. The Company expects to continue to improve its RCOI process and due diligence measures, including, but not limited to:
•    assessing the presence of conflict minerals in its supply chain;
•    clearly communicating expectations with regard to transparency of supplier sourcing of conflict minerals;
•    increasing the response rate for RCOI process;
•    continuing to monitor and track the Company’s performance of risk mitigation and response rate for RCOI process; and
•    continuing to compare RCOI results to information collected via independent conflict free smelter validation programs such as the Responsible Minerals Assurance Process assessment protocols established by the RMI.

Annex A:

Gold    8853 S.p.A.
Gold    Abington Reldan Metals, LLC
Gold    Advanced Chemical Company
Gold    African Gold Refinery
Gold    Aida Chemical Industries Co., Ltd.
Gold    Al Etihad Gold Refinery DMCC
Gold    Allgemeine Gold-und Silberscheideanstalt A.G.
Gold    Almalyk Mining and Metallurgical Complex (AMMC)
Gold    AngloGold Ashanti Corrego do Sitio Mineracao
Gold    Argor-Heraeus S.A.
Gold    Asahi Pretec Corp.
Gold    Asahi Refining Canada Ltd.
Gold    Asahi Refining USA Inc.
Gold    Asaka Riken Co., Ltd.
Gold    Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold    AU Traders and Refiners
Gold    Aurubis AG
Gold    Bangalore Refinery
Gold    Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold    Boliden AB
Gold    C. Hafner GmbH + Co. KG
Gold    C.I Metales Procesados Industriales SAS
Gold    Caridad
Gold    CCR Refinery - Glencore Canada Corporation
Gold    Cendres + Metaux S.A.
Gold    CGR Metalloys Pvt Ltd.
Gold    Chimet S.p.A.
Gold    Chugai Mining
Gold    Daye Non-Ferrous Metals Mining Ltd.
Gold    Degussa Sonne / Mond Goldhandel GmbH
Gold    Dijllah Gold Refinery FZC
Gold    DODUCO Contacts and Refining GmbH
Gold    Dowa
Gold    DS PRETECH Co., Ltd.
Gold    DSC (Do Sung Corporation)
Gold    Eco-System Recycling Co., Ltd. East Plant
Gold    Eco-System Recycling Co., Ltd. North Plant
Gold    Eco-System Recycling Co., Ltd. West Plant
Gold    Emirates Gold DMCC
Gold    Fidelity Printers and Refiners Ltd.
Gold    Fujairah Gold FZC
Gold    GCC Gujrat Gold Centre Pvt. Ltd.
Gold    Geib Refining Corporation
Gold    Gold Coast Refinery
Gold    Gold Refinery of Zijin Mining Group Co., Ltd.
Gold    Great Wall Precious Metals Co., Ltd. of CBPM
Gold    Guangdong Jinding Gold Limited
Gold    Guoda Safina High-Tech Environmental Refinery Co.,     Ltd.
Gold    Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold    Heimerle + Meule GmbH
Gold    Heraeus Metals Hong Kong Ltd.
Gold    Heraeus Precious Metals GmbH & Co. KG
Gold    Hunan Chenzhou Mining Co., Ltd.
Gold    Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold    HwaSeong CJ CO., LTD.
Gold    Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold    International Precious Metal Refiners
Gold    Ishifuku Metal Industry Co., Ltd.
Gold    Istanbul Gold Refinery
Gold    Italpreziosi
Gold    JALAN & Company
Gold    Japan Mint
Gold    Jiangxi Copper Co., Ltd.
Gold    JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold    Kennecott Utah Copper LLC
Gold    JSC Uralelectromed
Gold    JX Nippon Mining & Metals Co., Ltd.
Gold    Kaloti Precious Metals
Gold    Kazakhmys Smelting LLC
Gold    Kazzinc
Gold    Kennecott Utah Copper LLC
Gold    KGHM Polska Miedz Spolka Akcyjna
Gold    Kojima Chemicals Co., Ltd.
Gold    Korea Zinc Co., Ltd.
Gold    Kyrgyzaltyn JSC
Gold    Kyshtym Copper-Electrolytic Plant ZAO
Gold    L'azurde Company For Jewelry
Gold    Lingbao Gold Co., Ltd.
Gold    Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold    L'Orfebre S.A.
Gold    LS-NIKKO Copper Inc.
Gold    LT Metal Ltd.
Gold    Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold    Marsam Metals
Gold    Materion
Gold    Matsuda Sangyo Co., Ltd.
Gold    Metalor Technologies (Hong Kong) Ltd.
Gold    Metalor Technologies (Singapore) Pte., Ltd.
Gold    Metalor Technologies (Suzhou) Ltd.
Gold    Metalor Technologies S.A.
Gold    Metalor USA Refining Corporation
Gold    Metalurgica Met-Mex Penoles S.A. De C.V.
Gold    Mitsubishi Materials Corporation
Gold    Mitsui Mining and Smelting Co., Ltd.
Gold    MMTC-PAMP India Pvt., Ltd.
Gold    Modeltech Sdn Bhd
Gold    Morris and Watson
Gold    Moscow Special Alloys Processing Plant
Gold    Nadir Metal Rafineri San. Ve Tic. A.S.
Gold    Navoi Mining and Metallurgical Combinat
Gold    NH Recytech Company
Gold    Nihon Material Co., Ltd.
Gold    Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold    Ohura Precious Metal Industry Co., Ltd.
Gold    OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold    OJSC Novosibirsk Refinery
Gold    PAMP S.A.
Gold    Pease & Curren
Gold    Penglai Penggang Gold Industry Co., Ltd.
Gold    Planta Recuperadora de Metales SpA
Gold    Prioksky Plant of Non-Ferrous Metals
Gold    PT Aneka Tambang (Persero) Tbk
Gold    PX Precinox S.A.
Gold    QG Refining, LLC
Gold    Rand Refinery (Pty) Ltd.
Gold    Refinery of Seemine Gold Co., Ltd.
Gold    REMONDIS PMR B.V.
Gold    Royal Canadian Mint
Gold    SAAMP
Gold    Sabin Metal Corp.
Gold    Safimet S.p.A
Gold    SAFINA A.S.
Gold    Sai Refinery
Gold    Samduck Precious Metals

Gold    SAMWON METALS Corp.
Gold    SAXONIA Edelmetalle GmbH
Gold    SEMPSA Joyeria Plateria S.A.
Gold    Shandong Humon Smelting Co., Ltd.
Gold    Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold    Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold    Sichuan Tianze Precious Metals Co., Ltd.
Gold    Singway Technology Co., Ltd.
Gold    SOE Shyolkovsky Factory of Secondary Precious Metals
Gold    Solar Applied Materials Technology Corp.
Gold    Sovereign Metals
Gold    State Research Institute Center for Physical Sciences and Technology
Gold    Sudan Gold Refinery
Gold    Sumitomo Metal Mining Co., Ltd.
Gold    SungEel HiMetal Co., Ltd.
Gold    T.C.A S.p.A
Gold    Tanaka Kikinzoku Kogyo K.K.
Gold    The Refinery of Shandong Gold Mining Co., Ltd.
Gold    Tokuriki Honten Co., Ltd.
Gold    Tongling Nonferrous Metals Group Co., Ltd.
Gold    Tony Goetz NV
Gold    TOO Tau-Ken-Altyn
Gold    Torecom
Gold    Umicore Brasil Ltda.
Gold    Umicore Precious Metals Thailand
Gold    Umicore S.A. Business Unit Precious Metals Refining
Gold    United Precious Metal Refining, Inc.
Gold    Valcambi S.A.
Gold    Western Australian Mint (T/a The Perth Mint)
Gold    WIELAND Edelmetalle GmbH
Gold    Yamakin Co., Ltd.
Gold    Yokohama Metal Co., Ltd.
Gold    Yunnan Copper Industry Co., Ltd.
Gold    Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum    Asaka Riken Co., Ltd.
Tantalum    Changsha South Tantalum Niobium Co., Ltd.
Tantalum    CP Metals Inc.
Tantalum    D Block Metals, LLC
Tantalum    Exotech Inc.
Tantalum    F&X Electro-Materials Ltd.
Tantalum    FIR Metals & Resource Ltd.
Tantalum    Global Advanced Metals Aizu
Tantalum    Global Advanced Metals Boyertown
Tantalum    Guangdong Zhiyuan New Material Co., Ltd.
Tantalum    H.C. Starck Co., Ltd.
Tantalum    H.C. Starck Hermsdorf GmbH
Tantalum    H.C. Starck Inc.
Tantalum    H.C. Starck Ltd.
Tantalum    H.C. Starck Smelting GmbH & Co. KG
Tantalum    H.C. Starck Tantalum and Niobium GmbH
Tantalum    Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum    Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum    Jiangxi Tuohong New Raw Material
Tantalum    JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum    Jiujiang Tanbre Co., Ltd.
Tantalum    Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum    KEMET Blue Metals
Tantalum    LSM Brasil S.A.
Tantalum    Metallurgical Products India Pvt., Ltd.
Tantalum    Mineracao Taboca S.A.
Tantalum    Mitsui Mining and Smelting Co., Ltd.
Tantalum    Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum    NPM Silmet AS
Tantalum    PRG Dooel
Tantalum    QuantumClean
Tantalum    Resind Industria e Comercio Ltda.
Tantalum    Solikamsk Magnesium Works OAO
Tantalum    Taki Chemical Co., Ltd.
Tantalum    Telex Metals
Tantalum    Ulba Metallurgical Plant JSC
Tantalum    XinXing Haorong Electronic Material Co., Ltd.
Tantalum    Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tin    Alpha
Tin    An Vinh Joint Stock Mineral Processing Company
Tin    Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin    Chifeng Dajingzi Tin Industry Co., Ltd.
Tin    China Tin Group Co., Ltd.
Tin    Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin    Dowa
Tin    Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin    EM Vinto
Tin    Estanho de Rondonia S.A.
Tin    Fenix Metals
Tin    Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin    Gejiu Kai Meng Industry and Trade LLC
Tin    Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin    Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin    Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin    Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin    Guanyang Guida Nonferrous Metal Smelting Plant
Tin    HuiChang Hill Tin Industry Co., Ltd.
Tin    Huichang Jinshunda Tin Co., Ltd.
Tin    Jiangxi New Nanshan Technology Ltd.
Tin    Luna Smelter, Ltd.
Tin    Ma'anshan Weitai Tin Co., Ltd.
Tin    Magnu's Minerais Metais e Ligas Ltda.
Tin    Malaysia Smelting Corporation (MSC)
Tin    Melt Metais e Ligas S.A.
Tin    Metallic Resources, Inc.
Tin    Metallo Belgium N.V.
Tin    Metallo Spain S.L.U.
Tin    Mineracao Taboca S.A.
Tin    Minsur
Tin    Mitsubishi Materials Corporation
Tin    Modeltech Sdn Bhd
Tin    Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin    O.M. Manufacturing (Thailand) Co., Ltd.
Tin    O.M. Manufacturing Philippines, Inc.
Tin    Operaciones Metalurgicas S.A.
Tin    Pongpipat Company Limited
Tin    Precious Minerals and Smelting Limited
Tin    PT Artha Cipta Langgeng
Tin    PT ATD Makmur Mandiri Jaya
Tin    PT Menara Cipta Mulia
Tin    PT Mitra Stania Prima
Tin    PT Refined Bangka Tin
Tin    PT Timah Tbk Kundur
Tin    PT Timah Tbk Mentok
Tin    Resind Industria e Comercio Ltda.
Tin    Rui Da Hung
Tin    Soft Metais Ltda.
Tin    Super Ligas
Tin    Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin    Thaisarco
Tin    Tin Technology & Refining
Tin    Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin    White Solder Metalurgia e Mineracao Ltda.
Tin    Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin    Yunnan Tin Company Limited
Tin    Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tungsten    A.L.M.T. TUNGSTEN Corp.
Tungsten    ACL Metais Eireli

Tungsten    Albasteel Industria e Comercio de Ligas Para Fundicao     Ltd.
Tungsten    Asia Tungsten Products Vietnam Ltd.
Tungsten    Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten    China Molybdenum Co., Ltd.
Tungsten    Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten    CNMC (Guangxi) PGMA Co., Ltd.
Tungsten    CP Metals Inc.
Tungsten    Fujian Ganmin RareMetal Co., Ltd.
Tungsten    Fujian Jinxin Tungsten Co., Ltd.
Tungsten    Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten    Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten    Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten    Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten    Global Tungsten & Powders Corp.
Tungsten    Guangdong Xianglu Tungsten Co., Ltd.
Tungsten    H.C. Starck Smelting GmbH & Co. KG
Tungsten    H.C. Starck Tungsten GmbH
Tungsten    Hunan Chenzhou Mining Co., Ltd.
Tungsten    Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten    Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten    Hunan Litian Tungsten Industry Co., Ltd.
Tungsten    Hydrometallurg, JSC
Tungsten    Japan New Metals Co., Ltd.
Tungsten    Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten    Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten    Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten    Jiangxi Tonggu Non-ferrous Metallurgical & Chemical     Co., Ltd.
Tungsten    Jiangxi Xianglu Tungsten Co., Ltd.
Tungsten    Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten    Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten    JSC "Kirovgrad Hard Alloys Plant"
Tungsten    Kennametal Fallon
Tungsten    Kennametal Huntsville
Tungsten    KGETS CO., LTD.
Tungsten    Lianyou Metals Co., Ltd.
Tungsten    Malipo Haiyu Tungsten Co., Ltd.
Tungsten    Masan Tungsten Chemical LLC (MTC)
Tungsten    Moliren Ltd.
Tungsten    Niagara Refining LLC
Tungsten    Philippine Chuangxin Industrial Co., Inc.
Tungsten    Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten    Unecha Refractory Metals Plant
Tungsten    Wolfram Bergbau und Hutten AG
Tungsten    Woltech Korea Co., Ltd.
Tungsten    Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten    Xiamen Tungsten Co., Ltd.
Tungsten    Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten    Xinhai Rendan Shaoguan Tungsten Co., Ltd.